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Amendment dated February 7, 2000 to Employment Agreement with Christopher R.
Seelbach dated November 9, 1999.

This Amendment extends the term of the subject Employment Agreement until February 7, 2002.





COMPANY  CallNOW.com, Inc.



By: s/ Christian Bardenheuer
    --------------------------------
Name: Christian Bardenheuer, Chief Executive Officer



And
EMPLOYEE

s/ Christopher R. Seelbach
-----------------------------------
Christopher R. Seelbach